UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2020

NOW INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36325	46-4191184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7402 North Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-823-4700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	DNOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The description of the employment agreement between NOW Inc. (the “Company”) and David Cherechinsky is incorporated by reference into this Item 1.01.

The description of the amendment to the employment agreement between the Company and Richard Alario is incorporated by reference into this Item 1.01.

The description of the employment agreement between the Company and Mark Johnson is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, the Board of Directors (the “Board”) of the Company announced that it had appointed Mr. Cherechinsky, the Company’s Senior Vice President and Chief Financial Officer, to serve as the Company’s President and Chief Executive Officer, replacing Mr. Alario who was serving as Interim Chief Executive Officer, effective immediately. Mr. Cherechinsky was also appointed as a member of the Board. The Board also announced that it had named Mr. Alario as Executive Vice Chairman as he leaves his interim CEO role. Mr. Alario will continue to serve as a member of the Board. The Board also announced that it had appointed Mr. Johnson, the Company’s Chief Accounting Officer, to serve as the Company’s Senior Vice President and Chief Financial Officer, effective immediately.

Mr. Cherechinsky, age 56, has served as the Company’s Senior Vice President and Chief Financial Officer since February 2018. Mr. Cherechinsky previously served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer from February 2014 until February 2018. Mr. Cherechinsky served as Vice President—Finance for National Oilwell Varco’s distribution business group from 2003, and as Vice President—Finance for National Oilwell Varco’s Distribution & Transmission business segment from 2011, until the Company’s spin-off in May 2014.

Mr. Alario, age 65, has served as interim Chief Executive Officer of the Company since November 2019 and has been a director of the Company since May 2014. Mr. Alario served as Chief Executive Officer and director of Key Energy Services, Inc., a provider of oilfield services, from 2004 until his retirement in March 2016. Prior to that, Mr. Alario served in various leadership capacities at companies such as OSCA and BJ Services Company. He also is a Board member of Kirby Corporation, Fluid Delivery Solutions, LLC and American Energy Permian Basin, LLC.

Mr. Johnson, age 38, has served as the Company’s Vice President, Corporate Controller and Chief Accounting Officer since February 2018. Mr. Johnson previously served as the Company’s Vice President – Finance and Assistant Corporate Controller from May 2014 until February 2018. Mr. Johnson served as Vice President – Finance for the National Oilwell Varco Distribution business group from 2012 until the Company’s spin-off in May 2014. Before joining National Oilwell Varco in 2008, he worked in public accounting and is a CPA.

In connection with his service as President and Chief Executive Officer, on June 1, 2020, the Company entered into a new employment agreement with Mr. Cherechinsky, replacing his existing employment agreement with the Company. Under the agreement, he is entitled to receive an annual base salary of $650,000. Mr. Cherechinsky will be eligible to participate in the Company’s annual bonus plan at a target incentive opportunity participation level of 100% of his base salary to be based upon Company performance criteria that the Board establishes for each fiscal year. Mr. Cherechinsky will also be eligible to receive long-term equity incentive awards in the discretion of the Board. Mr. Cherechinsky will also continue to participate in all retirement and welfare benefit plans, programs, and arrangements generally available to executive officers, subject to eligibility requirements. The employment agreement also includes customary covenants regarding non-competition, non-solicitation and confidentiality.

In connection with his service as Senior Vice President and Chief Financial Officer, on June 1, 2020, the Company entered into a new employment agreement with Mr. Johnson, replacing his existing employment agreement with the Company. Under the agreement, he is entitled to receive an annual base salary of $385,000. Mr. Johnson will be eligible to participate in the Company’s annual bonus plan at a target incentive opportunity participation level of 80% of his base salary to be based upon Company performance criteria that the Board establishes for each fiscal year. Mr. Johnson will also be eligible to receive long-term equity incentive awards in the discretion of the Board. Mr. Johnson will also continue to participate in all retirement and welfare benefit plans, programs, and arrangements generally available to executive officers, subject to eligibility requirements. The employment agreement also includes customary covenants regarding non-competition, non-solicitation and confidentiality.

For a description of the severance payments contemplated under the employment agreements for Mr. Cherechinsky and Mr. Johnson as a result of termination of their employment under certain circumstances, please see the previously disclosed descriptions in sections titled “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” and “Potential Payments Upon Termination or Change in Control” in the Company’s Definitive Proxy Statement on Schedule 14A relating to the Company’s 2020 annual meeting of stockholders filed with the Securities and Exchange Commission on April 9, 2020, as well as their respective employment agreements that contain their severance terms in the event of such termination of employment.

On June 1, 2020, the Company also entered into an amendment to Mr. Alario’s employment agreement with the Company. Under the amendment, Mr. Alario’s new title is Executive Vice Chairman and his annual base salary was adjusted to $650,000. Mr. Alario continues to not be eligible for the Company’s annual bonus plan, but may receive long-term equity incentive awards in the discretion of the Board. No severance payments are contemplated under the agreement.

The foregoing descriptions of Messrs. Cherechinsky and Johnson’s employment agreements, and the amendment to Mr. Alario’s employment agreement, are each qualified in its entirety by reference to the full text of their respective employment agreements, and employment agreement amendment for Mr. Alario, which are filed with this Current Report on Form 8-K as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively.

The Company also issued a press release on June 1, 2020 announcing these appointments of Mr. Cherechinsky as President and Chief Executive Officer, Mr. Alario as Executive Vice Chairman and Mr. Johnson as Senior Vice President and Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement between the Company and David Cherechinsky.*

10.2	Employment Agreement between the Company and Mark Johnson.*

10.3	Amendment to Employment Agreement between the Company and Richard Alario.*

99.1	Press release announcing management changes.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020	NOW INC.

/s/ Raymond W. Chang
Raymond W. Chang Vice President & General Counsel